ROTH Capital Partners

December 8, 2017

STRICTLY CONFIDENTIAL

Mr. Doug Croxall
Chief Executive Officer
Marathon Patent Group, Inc.
9440 Santa Monica Boulevard, Suite 620
Los Angeles, CA 90025

Re: Fairness Opinion

Dear Mr. Croxall:

This letter agreement (this "Agreement") will confirm our understanding that Marathon Patent Group, Inc. (the "Company") has engaged Roth Capital Partners, LLC ("Roth") in connection with the matters described below, subject to the terms conditions set forth in this Agreement.

Section 1. Engagement. The Company hereby engages Roth for the purpose of rendering an opinion (the "Opinion") to the Company's Board of Directors (or a special committee thereof) as to the fairness, from a financial point of view, of the aggregate consideration to be paid by the Company in the proposed business combination between the Company and Global Bit Ventures, Inc. (the "Transaction").

Section 2. Fairness Opinion. In connection with the Transaction, Roth will, upon the written request of the Company's Board of Directors (or a special committee thereof), deliver its written Opinion to the Company's Board of Directors (or special committee thereof) as to the fairness to the Company and its stockholders, from a financial point of view, of the exchange ratio as specified in the Transaction. The Opinion shall be based upon such financial review of the Transaction, the Company and any other parties to the Transaction and their respective businesses and operations as Roth shall deem appropriate and feasible, limited, in any event, to an analysis of (a) publicly available information with respect to the Transaction

Board of Directors (or a special committee thereof) in respect of the underlying business decision to engage in the Transaction.

Section 3. Compensation. The Company shall pay Roth a cash fee of three hundred thousand dollars ($300,000), all of which is payable upon execution of this Agreement.

At any time after Roth has delivered the Opinion and the Board of Directors (or a special committee thereof) requests an update to the Opinion ("Bring Down Opinion"), then Roth shall be paid seventy-five thousand dollars ($75,000) payable upon delivery for each Bring Down Opinion delivered to the Board of Directors (or a special committee thereof).

Section 4. Expenses. In addition to compensation payable pursuant to Section 3, and regardless of whether the Transaction is consummated, the Company shall reimburse Roth for reasonable out-of-pocket expenses incurred by Roth in connection with this engagement, including reasonable fees and disbursements of its counsel. Roth's counsel's expenses will not exceed forty thousand dollars ($40,000) in connection with the original issuance of the Opinion and initial public disclosure thereof.

Section 5. Termination. This agreement shall remain in effect until March 31, 2018, provided however, that either party may terminate this Agreement upon thirty (30) days written notice to the other, without liability or continuing obligation to the other party, provided, however, that the provisions of Section 4 through Section 11 (including Exhibit I attached hereto) shall survive termination of this Agreement.

Section 6. Indemnification. The Company agrees to indemnify Roth and its affiliates as set forth in Exhibit I attached hereto.

Section 7. Disclosures. Any advice, written or oral, provided by Roth pursuant to this Agreement will be treated by the Company as confidential and, except as required by law, will not be used, circulated, quoted or otherwise referred to for any purpose other than as specifically contemplated by this Agreement. Roth acknowledges that the Opinion and a description thereof (including by way of incorporation by reference) may need to be included in any proxy statement, registration statement or other filing with the Securities and Exchange Commission by the Company relating to the Transaction, and agrees to such inclusion, provided that Roth shall have the right to: (i) review all documents filed by the Company with the SEC or otherwise publicly disclosed which references the Roth or the Opinion, and (ii) approve all disclosures that refer to Roth or the Opinion, which reviews and approvals shall not be unreasonably withheld. Following public announcement of the Transaction, Roth and its representatives shall have the right to place announcements and advertisements in financial and other newspapers and

journals, at its own expense, describing its services in connection with the Transaction.

The Company understands and acknowledges that Roth and its affiliates (collectively, the "Roth Group"), engage in providing investment banking, securities trading, financing, and financial advisory services and other commercial and investment banking products and services to a wide range of institutions and individuals. In the ordinary course of business, the Roth Group and certain of its employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company or any other party that may be involved in the matters contemplated by this letter agreement or have other relationships with such parties. With respect to any such securities, financial instruments and/or investments, all rights in respect of such securities, financial instruments and investments, including any voting rights, will be exercised by the holder of the rights, in its sole and absolute discretion. In addition, the Roth Group may in the past have had, and may currently or in the future have, financial advisory or other investment banking relationships with parties involved in the matters contemplated by this letter agreement, including parties that may have interests with respect to the Company, the Transaction or other parties involved in the Transaction, from which conflicting interests or duties may arise. Although the Roth Group in the course of such other activities and relationships may acquire information about the Company, the Transaction or such other parties, or that otherwise may be of interest to the Company, the Roth Group shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that the Roth Group is in possession of such information, to the Company or to use such information on the Company's behalf.

Section 8. No Limitations. Nothing in this Agreement shall be construed to limit the ability of Roth or its affiliates to (a) trade in the Company's or any other company's securities or publish research on the Company or any other company, subject to applicable law, or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

Section 9. Miscellaneous. This Agreement shall be binding on and inure to the benefit of the Company, Roth, each Indemnified Person (as defined in Exhibit I attached hereto) and their respective successors and assignees. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings, and agreements between the parties. This Agreement may not be amended or modified except in writing.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. If any term, provision, covenant or restriction contained in this Agreement, including Exhibit I, is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Roth is an independent contractor, and any duties of Roth arising out of its engagement hereunder shall be owed solely to the Company or, with respect to the Opinion, to the Board of Directors (or special committee thereof).

Section 10. Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Los Angeles, California, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures. Judgment on the award may be entered in any court having jurisdiction. This paragraph shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

Section 11. Allocation of Fees and Costs. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party.

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If the foregoing terms meet with your approval, please indicate your acceptance by signing and returning the attached copy of this Agreement to us.

Very truly yours,

ROTH CAPITAL PARTNERS, LLC

By: Gerald I Mars

Name: Gerald Mars

Its: Managing Director

Accepted as of the date first above written:

MARATHON PATENT GROUP, INC.

By:

Name: Doug Croxall

Its: Chief Executive Officer

EXHIBIT I

Indemnification Provisions

The Company agrees to indemnify and hold harmless Roth and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (Roth and each such person being an "Indemnified Party") from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by Roth of the services contemplated by or the engagement of Roth pursuant to this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from Indemnified Party's willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Roth pursuant to, or the performance by Roth of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from Roth's willful misconduct or gross negligence.

Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual material harm to the Company, or materially prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party's own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there are legal defenses available to the Indemnification Party that are not available to the Company, or that there exists a conflict or potential conflict of interest (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Indemnifying Party to conduct the defense of both the Company and the Indemnified Party (in

which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys (and local counsel) representing Indemnified Parties.

If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Roth on the other hand, of the Transaction as contemplated whether or not the Transaction is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and Roth, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and Roth of the Transaction as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company's shareholders as a result of or in connection with the Transaction bear to the fees and legal expenses paid or to be paid to, or on behalf of, Roth under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that Roth shall not be required to contribute any amount in excess of the amount by which fees paid to Roth hereunder (excluding reimbursable expenses), exceeds the amount of any damages which Roth has otherwise been required to pay.

The Company agrees that without Roth's prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (whether or not Roth or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse Roth on a monthly basis for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitration award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.